EXHIBIT 24.1

                         Consent of Independent Auditors


We consent to the incorporation by reference in Registration Statements No. 333-24371 on Form S-8 dated April 2, 1997, No. 333-18547 on Form S-3 dated February 14, 1997, No. 333-827 on Form S-3 dated May 15, 1996, No. 33-89646 on
Form S-8 dated February 21, 1995, No. 33-91840 on Form S-3 dated July 21, 1995, No. 33-86744 on Form S-3 dated December 13, 1994, No. 33-78590 on Form S-3 dated June 20, 1994, No. 33-74078 on Form S-3 dated February 2, 1994, No. 33-71490 on
Form S-8 dated November 11, 1993, No. 33-71596 on Form S-8 dated November 11, 1993, No. 33-49474 on Form S-8 dated July 10, 1992, No. 33-48566 on Form S-3 dated June 25, 1992, No. 33-15025 on Form S-8 dated June 29, 1987 and No. 33-10393 on Form S-8 dated December 16, 1986 of our report dated February 21, 1997, except for Note 12, as to which the date is July 18, 1997, with respect to the consolidated financial statements and schedule of EDITEK, Inc. included in the Annual Report (Form 10-K/A-2) for the year ended December 31, 1996.

                                                       /s/ Ernst & Young LLP

Minneapolis, Minnesota
September 16, 1997